Exhibit 10.1

AMENDMENT NO. 5

TO VALUATION SERVICES AGREEMENT

This Amendment No. 5 (“Amendment”) dated as of May 15, 2025 is made between Nuveen Global Cities REIT, Inc. (“Client”) and SitusAMC Real Estate Valuation Services, LLC (“SitusAMC”) and amends that certain Valuation Services Agreement between Client and SitusAMC dated December 14, 2017 (“VSA”).

NOW, THEREFORE, in consideration of the premises, the mutual agreements herein set forth and other good and valuable consideration, the receipt, and adequacy of which are hereby acknowledged, the Parties agree as follows:

A. Section 7(d) (Intended User) of the VSA is hereby amended by adding the following at the end thereof:

“Notwithstanding the above, the parties agree that, upon Client’s request, Nuveen Real Estate Exchange I DST (“Recipient”) may use the Deliverables only for their own internal purposes and in accordance with the Agreement. In the event of any dispute regarding the Deliverables which arises between RERC, on the one hand, and Client or Recipient, on the other, SitusAMC shall be required to deal with only one party (Client or its designee) to resolve or defend against such dispute.”

B. Unless expressly amended by the provisions of this Amendment, the terms of the VSA shall not be affected hereby. Capitalized terms not defined herein shall have the meaning ascribed to them in the VSA. This Amendment contains the entire understanding of the Parties with respect to the subject matter hereof and supersedes any prior or contemporaneous understandings, agreements or representations, written or oral, relating to the subject matter hereof.

C. This Amendment may be executed in separate counterparts, each of which will be an original and all of which taken together shall constitute one and the same Amendment.

IN WITNESS WHEREOF, the Parties have caused their names to be signed hereto by their respective officers, thereunto duly authorized, as of the date first set forth above.

Nuveen Global Cities REIT, Inc.

By:	/s/ Robert Redican
Name:	Robert Redican
Title:	CFO and Treasurer

SitusAMC Real Estate Valuation Services, LLC

By:	/s/ Dane Anderson
Name:	Dane Anderson
Title:	Managing Director

SitusAMC Legal Approval:	/s/ Gentian Mullaj